FINANCIAL STATEMENTS

Independent Auditors’ Report

Board of Directors

Probe Manufacturing Industries, Inc.

Costa Mesa, California

We have audited the accompanying balance sheet of Probe Manufacturing, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Probe Manufacturing Industries, Inc., as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2003, were audited by other accountants, whose report dated September 30, 2004 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern..

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jaspers + Hall, PC

Denver, Colorado

May 25, 2005

PROBE MANUFACTURING INC.

BALANCE SHEET

For Period ended December 31, 2004 and 2003

ASSETS	2004	2003

Current Assets:
Cash	$ 40,402	$ -
Accounts receivable - trade - net	501,433	1,133,554
Inventory	692,815	363,594
Prepaid expenses	60,060	-
Total Current Assets	1,294,710	1,497,148

Property and equipment - net	678,230	905,371

Deposits	10,000	14,997

TOTAL ASSETS	$ 1,982,940	$ 2,417,516

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Bank overdraft	$ 100,567	$ 151,802
Accounts payable - trade	682,564	1,673,468
Accrued expenses	270,981	924,155
Line of credit borrowings	140,063	1,169,052
Notes payable	531,000	-
Current portion of capital lease obligations	133,845	471,031
Total Current Liabilities	1,859,020	4,389,508

Long-Term Debt:
Other long-term debt	221,900	-
Capital lease obligations - net of current portion	914,458	656,844
Total Long-Term Debt	1,136,358	656,844

TOTAL LIABILITIES	2,995,378	5,046,352

Stockholders' Deficit:
Preferred A stock, $1000.00 par value; 440 shares
authorized; 440 shares issued and outstanding	440,000	-
Preferred B stock, $100.00 par value; 20,000 shares
authorized; 1,250 shares issued and outstanding	1,250,000	-
Common stock, $.001 par value; 10,000 shares
authorized; 2,613,125 shares issued and outstanding	2,613	10
Additional paid-in capital	2,034,981	1,192,596
Accumulated deficit	(4,740,032)	(3,821,442)
Total Stockholders' Deficit	(1,012,438)	(2,628,836)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,982,940	$ 2,417,516

PROBE MANUFACTURING INC.

INCOME STATEMENT

For Period ending December 31, 2004 and 2003

	2004	2003

SALES	$6,204,957	$ 6,455,728

COST OF GOODS SOLD	4,988,538	5,085,672

GROSS PROFIT	1,216,419	1,370,056

GENERAL AND ADMINISTRATIVE	1,964,325	2,078,109

NET LOSS FROM OPERATIONS	(747,906)	(708,053)

OTHER INCOME/(EXPENSES):
Other income	275,228	-
Interest expense	(445,112)	(535,908)

NET LOSS BEFORE INCOME TAXES	(917,790)	(1,243,961)

INCOME TAXES	(800)	(800)

NET LOSS	$ (918,590)	$(1,244,761)

Per Share Information:
Weighted average number
of common shares outstanding	226,785	10,000

Net Loss per common share	$ (4.05)	$ (124.48)

PROBE MANUFACTURING INC.

STATEMENT OF SHAREHOLDERS EQUITY

For Period ending December 31, 2004 and 2003

	Preferred Stock A		Preferred Stock B		Common Stock		Paid-In	to Related	Accumulated	Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Parties	(Deficit)	Totals

Balance, December 31, 2002	-	-	-	-	10,000	10	1,308,528	(130,166)	(2,576,681)	(1,398,309)

Advances to related parties	-	-	-	-	-	-	-	130,166	-	130,166
Distributions	-	-	-	-	-	-	(115,932)	-	-	(115,932)
Net loss	-	-	-	-	-	-	-	-	(1,244,761)	(1,244,761)
Balance, December 31, 2003	-	-	-	-	10,000	10	1,192,596	-	(3,821,442)	(2,628,836)

Stock issued in lieu of debt	-	-	-	-	564,000	564	563,436	-	-	564,000
Stock issued for cash	-	-	-	-	176,000	176	90,312	-	-	90,488
Common shares converted to preferred	200	200,000	-	-	-	-	(200,000)	-	-	-
Shares issued for cash	-	-	-	-	1,506,250	1,506	1,203,494	-	-	1,205,000
Shares issued for cash	-	-	-	-	250,000	250	549,750	-	-	550,000
Note converted to preferred shares	200	200,000	-	-	-	-	(200,000)	-	-	-
Shares issued for services	-	-	-	-	106,875	107	85,393	-	-	85,500
Common shares converted to preferred	-	-	900	900,000	-	-	(900,000)	-	-	-
Common shares converted to preferred	-	-	350	350,000	-	-	(350,000)	-	-	-
Shares issued for cash	40	40,000	-	-	-	-	-	-	-	40,000
Net loss	-	-	-	-	-	-	-	-	(918,590)	(918,590)
Balance, December 31, 2004	440	$ 440,000	1,250	$1,250,000	2,613,125	$ 2,613	$2,034,981	$ -	$ (4,740,032)	$ (1,012,438)

PROBE MANUFACTURING INC.

STATEMENT OF CASH FLOWS

For Period ending December 31, 2004 and 2003

	2004	2003
Cash Flows from Operating Activities:
Net Loss	$ (918,590)	$(1,244,761)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	241,086	299,691
Net bad debt recoveries	-	182,690
Debt forgiveness	(275,228)	-
Stock issued for services	85,500	-
Stock issued for debt	564,183	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	632,121	27,455
(Increase) decrease in inventory	(329,221)	(118,386)
(Increase) decrease in prepaid expenses	(60,060)	-
(Increase) decrease in deposits	4,997	23,722
(Decrease) increase in accounts payable	(990,904)	(78,931)
Other (Decrease) increase in accrued expenses	(156,046)	602,323
Net Cash Used In Operating Activities	(1,202,162)	(306,197)

Cash Flows from Investing Activities
Purchase of property and equipment	(13,945)	(63,637)
Advances from related parties	-	130,166
Cash Flows Used In Investing Activities	(13,945)	66,529

Cash Flows from Financing Activities
Bank overdraft	(51,235)	151,802
Borrowings under line of credit, net	(1,028,990)	169,083
Distributions	-	(115,932)
Prinicipal payments on capital lease obligations	(79,572)	(91,344)
Proceeds from sale of stock	1,885,306	-
Proceeds from notes payable	531,000	-
Cash Flows Provided By Financing Activities	1,256,509	113,609

Net (Decrease) Increase in Cash and Cash Equivalents	40,402	(126,059)

Cash and Cash Equivalents at Beginning of Period	-	126,059

Cash and Cash Equivalents at End of Period	$ 40,402	$ -

Supplemental Information:
Interest Paid	$ 120,975	$ 276,256
Income Taxes Paid	$ 800	$ 800

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

Notes 1- GENERAL

The Company

Probe Manufacturing Industries, Inc. was incorporated on July 7, 1995. On April 21, 2005, the Company was incorporated from California to Nevada whereby, it changed its name to Probe Manufacturing, Inc.  Probe Manufacturing , Inc. (the “Company” or “Probe”) is a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation, communication, semiconductor, automotive, medical, and military segments. This would include globally integrated end to end manufacturing solutions ranging from engineering printed circuit card assembly, cable assembly, enclosures, complete system integration and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of  $918,590 for the year ended December 31, 2004 and has a working capital deficit of approximately $564,310 at December 31, 2004. The ability of the Company to operate a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credits with an agreement more attractive terms and expand borrowing capacity.

 The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. As of December 31, 2004, the Company had zero amounts in excess of the FDIC insured limits. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Table of Contents

  Year Ended December 31, 2004
  Estimates
  Property and Equipment
    Year Ended December 31, 2004
  Revenue Recognition
    Fair Value of Financial Instruments
      Federal Income Taxes
    Year Ended December 31, 2004
    Year Ended December 31, 2004
    NOTE 6 - CAPITAL LEASE OBLIGATIONS
    The following is an analysis of the equipment under capital leases as of December 31, 2004,
    Year Ended December 31, 2004
    NOTE 7 – NOTES PAYABLE
    NOTE 8 – COMMITMENTS AND CONTIGENCIES
    Operating Rental Leases
    The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.40.   The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.   For the year ended December 31, 2004, building rent expense was $242,244.
    NOTE 10 – RETIREMENT PLAN
  Three months ended March 31, 2005
  Estimates
  Property and Equipment
    Three months ended March 31, 2005
  Revenue Recognition
    Fair Value of Financial Instruments
      Federal Income Taxes
    Three months ended March 31, 2005
    Three months ended March 31, 2005
    NOTE 6 - CAPITAL LEASE OBLIGATIONS
    The following is an analysis of the equipment under capital leases as of March 31, 2005,
    Three months ended March 31, 2005
    NOTE 7 – NOTES PAYABLE
    NOTE 8 – COMMITMENTS AND CONTIGENCIES
    Operating Rental Leases
    The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.   The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.
    Related Party Debt
    Re-Domicile Of Corporation

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectability of accounts receivable.

Accounts Receivable

The Company grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2004, the Company has a reserve of $97,569.

Six (6) customers accounted for approximately 88% of accounts receivable at December 31, 2004 and 92% of the net sales for the year ended December 31, 2004. The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to ten years, and are as follows:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Vehicles	5 years
Leasehold improvements	20 years

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At December 31, 2004, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue from product and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Federal Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.  During the year ended December 31, 2004, the Company changed from a “S” corporation to a “C” corporation.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit boards and electronic assemblies.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.  Stock amounts of $5,500 were valued for services during the year ended December 31, 2004.

NOTE 3 - INVENTORY

Inventories at December 31, 2004 by major classification, were comprised of the following:

Parts	$885,369
Work in progress	143,662
Finished goods	11,078
Total	1,040,109
Less reserve for potentially excess or obsolete inventories	(347,294)
Inventory - net	$692,815

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at December 31, 2004:

Furniture and fixtures	$ 253,512
Equipment	2,944,742
Vehicles	44,708
Leasehold improvements	163,154
3,406,116
Less accumulated depreciation and amortization	(2,727,886)
$ 678,230

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 5 – LINE OF CREDIT

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bore interest at prime (4.25% plus 10.5% per annum) were secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were: (1) monthly installment payments of $5,000, (2) interest at the rate of 4% plus the prime rate by the agent  (3) secured by accounts receivable (4) with a discount provision of $200,000 after timely payments of the first $300,000.  In December 2004, the note was restructured into a new line of credit and discounted by $200,000. This new line of credit allows the Company to borrow a maximum of $140,000 based on 80% of eligible accounts receivables, payable in monthly installments of  $5,000 plus interest at the rate of 4% plus the prime lending rate.  As of December 31, 2004, the Company had borrowed $140,063.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at December 31, 2004 are as follows:

2005	$ 133,845
2006	121,962
2007	870,859
2008	5,500
Total minimum lease payments	1,132,166
Less amount representing interest	(83,863)
Present value of net minimum lease payments	1,048,303
Less current portion	(133,845)
Long-term portion	$ 914,458

The following is an analysis of the equipment under capital leases as of December 31, 2004,

Which is included in property and equipment:

Equipment	$1,797,958
Less accumulated depreciation	(1,448,230)
Net	$349,728

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 7 – NOTES PAYABLE

Notes Payable consist of the following at December 31, 2004:

Note payable, secured by deed of trust, 14%interest, due in January 2005 to wife of shareholder of the Company	$50,000
Note payable, 12% interest, due in January 2005 to Efund Capital	25,000
Note payable, secured by deed of trust, 12% interest, due on September 2005 to Ashford Capital Transition Fund	456,000
Total notes payable	$531,000

Accrued interest on related party notes payable, included in accrued expenses as of December 31, 2004, was $5,000.

Other Long-Term Debt

Other long-term debt consists of settlements reached with (6) various vendors ranging from $1,400 to $120,000 with payment terms from two to five years in the total amount of $221,990.   Monthly installment payments to these vendors range from $70 to $2,500.

NOTE 8 – COMMITMENTS AND CONTIGENCIES

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.40.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.  For the year ended December 31, 2004, building rent expense was $242,244.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005	$237,484.80
2006	$237,484.80
2007	$237,484.80
2008	$237,484.80
2009	$237,484.80
Remaining	2,948,769.60
$4,136,193.60

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 8 – COMMITMENTS AND CONTIGENCIES -  (Continued)

Litigation

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

NOTE 9 – CAPITAL STOCK TRANSACTIONS

On May 20th, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(1)

an amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares to 110,000,000, 100,000,000 shares of which will be common stock  and 10,000,000  shares of which shall be preferred stock.

(2)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series A, and shall consist of 440 shares.

On December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(3)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series B, and shall consist of 20,000 shares.

On April 21, 2005, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(4)

The Company re-domiciled in the state of Nevada, where by increasing the number of authorized common shares to 200,000,000 and designating a par value of $.001 per share.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

NOTE 10 – RETIREMENT PLAN

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate.  Employees can contribute up to 15 percent of their earning, up to allowable IRS limits, each year.  Employer contributions to the Plan are at the discretion of the Company and vest over a six-year period.  During the year ended December 31, 2004, the Company did not make any contributions to the Plan.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 11 – NEW ACCOUNTING PRONOUNCEMENTS

In February 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150”).  The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN No. 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  FIN No. 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003.  Companies are required to apply FIN No. 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003.  For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005.

For any Vies that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.  If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE.  The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No 123(R) (revised 2004), Share-Based Payment” which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after June 15, 2005.  The new standard will require entities to expense employee stock options and other share-based payments.  The new standard may be adopted in one of three ways – the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method.  The Company is evaluation how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 11 – NEW ACCOUNTING PRONOUNCEMENTS - Continued

In November 2004, the FASB issued SFAS No 151, Inventory Costs, an amendment of ARB No. 43, Chapter.  This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage).  Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “. under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges.”  SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued.  The adoption of SFGAS No. 151 is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2004, the FASB issued SFAS No.153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29.  The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged.  The guidance in that Opinion, however, included certain exceptions to that principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors

Probe Manufacturing Industries, Inc.

Costa Mesa, California

We have reviewed the accompanying balance sheet of Probe Manufacturing, Inc. as of March 31, 2005 and the related statements of operations and cash flows for the three-month period ended  March 31, 2005 and 2004.  These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with standards established by the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein).  In our report dated May 25, 2005, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of March 31, 2005 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

Jaspers + Hall, PC

Denver, Colorado

June 28, 2005

PROBE MANUFACTURING INC.

BALANCE SHEET

For Three Months ended December 31, 2005 and 2004

 (unaudited)

	March 31,	December 31,
ASSETS	2005	2004

Current Assets:
Cash	$ 93,746	$ 40,402
Accounts receivable - trade - net	763,938	501,433
Inventory	849,524	692,815
Prepaid expenses	71,328	60,060
Total Current Assets	1,778,536	1,294,710

Property and equipment - net	650,133	678,230

Deposits	10,000	10,000

TOTAL ASSETS	$ 2,438,669	$ 1,982,940

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Bank overdraft	$ -	$ 100,567
Accounts payable - trade	500,045	682,564
Accrued expenses	381,863	270,981
Line of credit borrowings	578,460	140,063
Notes payable	456,000	531,000
Current portion of capital lease obligations	133,845	133,845
Total Current Liabilities	2,050,213	1,859,020

Long-Term Debt:
Other long-term debt	161,607	221,900
Capital lease obligations - net of current portion	882,780	914,458

Total Long-Term Debt	1,044,387	1,136,358
Proceeds from issuance of stock	617,500

Stockholders' Deficit:
Preferred A stock, $1000.00 par value; 440 shares
authorized; 440 shares issued and outstanding	440,000	440,000
Preferred B stock, $100.00 par value; 20,000 shares
authorized; 1,250 shares issued and outstanding	1,250,000	1,250,000
Common stock, $.001 par value; 200,000,000 shares
authorized; 3,278,125 and 2,613,125 shares issued and outstanding, respectively.	3,278	2,613

Additional paid-in capital	2,566,316	2,034,981
Accumulated deficit	(4,915,525)	(4,740,032)
Total Stockholders' Deficit	(655,931)	(1,012,438)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,438,669	$1,982,940

PROBE MANUFACTURING INC.

INCOME STATEMENT

For Three Months ended December 31, 2005 and 2004

 (unaudited)

	Three months ended
	March 31,
	2005	2004

SALES	$ 1,385,729	$ 2,331,823

COST OF GOODS SOLD	1,093,365	1,880,201

GROSS PROFIT	292,364	451,622

GENERAL AND ADMINISTRATIVE	432,284	281,388

NET LOSS FROM OPERATIONS	(139,920)	170,234

OTHER INCOME/(EXPENSES):
Other income	(2,951)	-
Other expenses	6,975	-
Interest expense	(39,621)	(133,861)

NET LOSS BEFORE INCOME TAXES	(175,517)	36,373

INCOME TAXES	-	-

NET LOSS	$ (175,517)	$ 36,373

Per Share Information:
Weighted average number
of common shares outstanding	2,920,208	10,000

Net Gain (Loss) per common share	$ (0.06)	$ 3.64

PROBE MANUFACTURING INC.

STATEMENT OF CASH FLOWS

For Three Months ended December 31, 2005 and 2004

(unaudited)

	Three months ended
	March 31,
	2005	2004
Cash Flows from Operating Activities:
Net Income / (Loss)	$ (175,517)	32,933
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	39,095	60,802
Net bad debt recoveries	-	-
Debt forgiveness	-	-
Stock issued for services	-	-
Stock issued for debt		-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(262,505)	(20,149)
(Increase) decrease in inventory	(156,709)	(587,785)
(Increase) decrease in prepaid expenses	(11,268)
(Increase) decrease in deposits	-	(1,274)
(Decrease) increase in accounts payable	(182,519)	(134,846)
Other (Decrease) increase in accrued expenses	110,906	375,714
Net Cash Used In Operating Activities	(638,517)	(274,605)

Cash Flows from Investing Activities
Purchase of property and equipment	(10,998)	-
Advances from related parties	-	-
Cash Flows Used In Investing Activities	(10,998)	-

Cash Flows from Financing Activities
Bank overdraft	(100,567)	70,361
Borrowings under line of credit, net	438,397	206,828
Distributions	-
Prinicipal payments on capital lease obligations	(31,678)	(2,584)
Issuance of stock	532,000	-
Proceeds from notes payable	(135,293)	-
Cash Flows Provided By Financing Activities	702,859	274,605

Net (Decrease) Increase in Cash and Cash Equivalents	53,344	-

Cash and Cash Equivalents at Beginning of Period	40,402	-

Cash and Cash Equivalents at End of Period	$ 93,746	-

Supplemental Information:
Interest Paid	$ 39,683	133,861
Income Taxes Paid	$ -	-

PROBE MANUFACTURING, INC.

Notes to Financial Statements

three months ended March 31, 2005

Notes 1- GENERAL

The Company

Probe Manufacturing Industries, Inc. was incorporated on July 7, 1995. On April 21, 2005, the Company was redomiciled from California to Nevada whereby, it changed its name to Probe Manufacturing, Inc.  Probe Manufacturing, Inc. (the “Company” or “Probe”) is a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation, communication, semiconductor, automotive, medical, and military segments. This would include globally integrated end to end manufacturing solutions ranging from engineering printed circuit card assembly, cable assembly, enclosures, complete system integration and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of  $175,517 for the three months ended  March 31, 2005 and accumulated deficit of $4,915,525 as of  March 31, 2005 and has a working capital deficit of approximately $271,677. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credits with an agreement more attractive terms and expand borrowing capacity: (c) increasing its sales volume.

 The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectibility of accounts receivable.

Accounts Receivable

The Company grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of March 31, 2005, the Company has a reserve of $42,632.

Six (6) customers accounted for approximately 86% of accounts receivable at March 31, 2005 and 88% of the net sales for the year ended December 31, 2004. The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to ten years, and are as follows:

Furniture and Fixtures	3 to 7 years
Equipment	7 to 10 years
Vehicles	5 years
Leasehold improvements	20 years

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At March 31, 2005, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue from product and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Federal Income Taxes

As of January 1, 2004, the company was considered an S Corporation For Federal and State income tax purposes, consequently there was no provision for income taxes as any income or loss was taxed to the shareholders. In May 2004, the Company issued a second class of stock, which caused a termination of the S Corporation election by operation of law. Losses incurred in 2004 subsequent to the date of the termination will be carried forward to offset future taxable income, if any.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit boards and electronic assemblies.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.

NOTE 3 - INVENTORY

Inventories at March 31, 2005 by major classification, were comprised of the following:

Parts	$897,346
Work in progress	233,885
Finished goods	58,293
Total	1,189,472
Less reserve for potentially excess or obsolete inventories	(340,000)
Inventory- net	$ 849,272

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at March 31, 2005:

Furniture and Fixtures	$ 253,512
Equipment	2,955,740
Vehicles	44,708
Leasehold improvements	163,154
Total	3,417,114
Less accumulated depreciation and amortization	(2,766,981)
Net Fixed Assets	$ 650,133

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 5 – LINE OF CREDIT

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bore interest at prime (4.25% plus 10.5% per annum) were secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were: (1) monthly installment payments of $5,000, (2) interest at the rate of 4% plus the prime rate by the agent  (3) secured by accounts receivable (4) with a discount provision of $200,000 after timely payments of the first $300,000.  In December 2004, the note was restructured into a new line of credit and discounted by $200,000. This new line of credit allows the Company to borrow a maximum of $140,000 based on 80% of eligible accounts receivables, payable in monthly installments of  $5,000 plus interest at the rate of 4% plus the prime-lending rate.  As of March 31, 2005, the Company had borrowed $125,065.  The Company has an additional unsecured line of credit in the amount of  $775,000.  Borrowings under the Line of credit bear interest at the rate of 20% (12% paid in cash and 8% paid in common stock in the company) per annum.   As of March 31, 2005 the Company had an outstanding balance against this line of credit in the amount of $578,460.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at March 31, 2005 are as follows:

2005	$ 133,845
2006	121,962
2007	870,859
2008	5,500
Total minimum lease payments	1,132,166
Less amount representing interest	(83,863)
Present value of net minimum lease payments	1,048,303
Less current portion	(133,845)
Long-term portion	$ 914,458

The following is an analysis of the equipment under capital leases as of March 31, 2005,

which is included in property and equipment:

Equipment	$1,797,958
Less accumulated depreciation	(1,458,230)
Net	$339,728

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 7 – NOTES PAYABLE

Note payable, secured by deed of trust, 12% interest, due on September 2005 to Ashford Capital Transition Fund I, LP	$456,000
Total notes payable	$456,000

Other Long-Term Debt

Other long-term debt consist of settlements reached with (6) various vendors ranging from $1,400 to $120,000 with payment terms from two to five years in the total amount of $161,607.   Monthly installment payments to these vendors range from $70 to $2,500.

NOTE 8 – COMMITMENTS AND CONTIGENCIES

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005	$237,485
2006	$237,485
2007	$237,485
2008	$237,485
2009	$237,485
Remaining	2,948,769
$4,136,194

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 8 – COMMITMENTS AND CONTIGENCIES -  (Continued)

Litigation

The Company may be involved from time to time in various claims, lawsuits, and disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

NOTE 9 – CAPITAL STOCK TRANSACTIONS

On May 20th, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(5)

an amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares to 110,000,000, 100,000,000 shares of which will be common stock  and 10,000,000  shares of which shall be preferred stock.

(6)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series A, and shall consist of 440 shares.

On December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(7)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series B, and shall consist of 20,000 shares.

On April 21, 2005, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(8)

The Company re-domiciled in the state of Nevada, where by increasing the number of authorized common shares to 200,000,000 and designating a par value of $.001 per share.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company  leases its 35,000 sq/ft facility for $20,000 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Kambiz Mahdi is the Chief Executive Officer and a Director of the company.  Reza Zarif is the Chief Operating Officer and a Director of the company.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of the company from July 2004 to December 2004.

Jeffrey Conrad provides legal services for the company and receives a monthly retainer of $2,500 and is one of the company directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.

In May of 2004 the company entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to the company.  In exchange, the company gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and  disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of the company since May 2004.

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received three shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of the company from May 2004 until December 2004.

On January 1, 2005, the company entered into a promissory note with Rufina V. Paniego for $75,000.  This is an interest only note.  There are no scheduled principal payments due other than on March 31, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% (12% payable in cash and 8% payable in common stock in the company) per annum.  Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 10 – RELATED PARTY TRANSACTIONS - Continued

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of the company  from May 2004 until December 2004.

In September of 2004 the company issued the Ashford Transition Fund, L.P 40 shares of the company  Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a Director of the company  and acquired shares in the company  private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

On October 12, 2004, the company entered into a promissory note with eFund Capital Partners, LLC for $25,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

In December of 2004 the company issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of the company  since May 2004.

In December of 2004 the company issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is the Chief Executive Officer and a Director of the company .  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 10 – RELATED PARTY TRANSACTIONS - Continued

On October 12, 2004, the company entered into a promissory note with eFund Capital Partners, LLC for $25,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.

In December of 2004 the company issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is the Chief Operating Officer and a Director of the company .  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On March 31, 2005, Ashford Capital, LLC, eFund Capital Parnters, LLC each returned 750,000 shares of common stock to the company for cancellation and Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.

Related Party Debt

On January 1, 2005, the Company entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000 as of May 2005.

On January 1, 2005 the Company entered into a credit line agreement with Ashford Capital, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000 as of May 2005.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 10 – RELATED PARTY TRANSACTIONS - Continued

On January 1, 2005 the Company entered into a credit line agreement with Rufina V. Paniego for $75,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000 as of May 2005.  Rufina Paniego is the wife of Reza Zarif who is the Company’s founder, COO and director.

On March 8, 2005 the Company entered into a credit line agreement with Benner Exemption Trust for $200,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005. Dennis Benner is a Director of the Company and controls the Benner Exemption Trust.

On March 22, 2005 the Company entered into a credit line agreement with Edward Lassiter for $100,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005.  Edward Lassiter is a shareholder of the Company and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of the Company’s common stock, which is 9% of the outstanding shares of common stock.

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Three months ended March 31, 2005

NOTE 11 – SUBSEQUENT EVENTS

Proposed Sale Of Securities

The Company has proposed to file a Form SB-2 relating to the sale of certain of its securities in 2005. The terms of the prospectus relate to the sale of up to 12,078,125 shares of common stock, which represents 100% of the outstanding securities, by current shareholders, the common stock shares the company could issue upon conversion of the Series B Convertible Preferred Stock by Series B stockholders and BTF, LLC who will become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that the company have entered into with BTF, LLC.  BTF, LLC  would become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that the company have entered into with BTF, LLC. a “put right” permits us to require BTF, LLC to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $4.5 million in shares of our common stock to BTF, LLC if and when the company are successful in our attempt to have our common stock listed on the Over-the-Counter Bulletin Board. The Company would also register 5,625,000 shares of common stock pursuant to the Investment Agreement which assumes that price of our stock will be $0.80 at the time of the put notice.

Re-Domicile Of Corporation

In April 2005, the Corporation was redomiciled to the State of Nevada from the State of California. This process required that a new Nevada Corporation be incorporated, the assets of the old corporation were merged into the new corporation, and the old corporation was terminated.